Exhibit 10.32

MEAD JOHNSON & COMPANY

BENEFIT EQUALIZATION PLAN—RETIREMENT SAVINGS PLAN

(Effective as of February 9, 2009)

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IV.	Calculation of Benefits		6
	A.	Credits to Plan Accounts	6
	B.	Code Section 415 Deferral Credits	8
	C.	Code Section 401(a)(17) Deferral Credits	8
	D.	Employer Credits	8
	E.	Suspension of Deferrals	9
	F.	Investment Adjustments to Plan Accounts	9

V.	Vesting		11

VI.	Time and Form of Payment of Account Balance		11
	A.	Plan Payments	11
	B.	De Minimis Lump Sum	13
	C.	Specified Employees	13
	D.	Payment of Account Balances in the Event of the Participant’s Death	13
	E.	Distribution for Unforeseeable Emergency	15
	F.	Other Permissible Payment Events	15
	G.	No Post-Separation Elections	16

VII.	Administration of the Plan		16
	A.	Administration	16
	B.	Delegation	16
	C.	Limitation of Liability	16
	D.	Indemnification	17
	E.	Claims Procedure	17
	F.	Expense	18

VIII.	General Provisions		18
	A.	Termination of the Plan	18
	B.	Plan Not a Contract of Employment	19
	C.	Amendment	19
	D.	Funding	19
	E.	Facility of Payment	21
	F.	Withholding Taxes	21
	G.	Compliance with Code Section 409A	21
	H.	Construction	23
	I.	Successors and Assigns	23

IX.	Effective Date		24

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MEAD JOHNSON & COMPANY

BENEFIT EQUALIZATION PLAN—RETIREMENT SAVINGS PLAN

(Effective as of February 9, 2009)

I.	Definitions.

Unless the context or subject matter otherwise requires, the definitions set forth in this Section I shall govern in this Plan (as herein defined). Notwithstanding anything herein to the contrary, to the extent capitalized terms in this Plan conflict with such terms in the Savings Plan (as herein defined), the terms of the Savings Plan shall control.

A. “Account Balance” shall mean the sum of the Transferred Credits, Deferral Credits and Employer Credits made to a Participant’s Plan Account in accordance Article IV and/or any BEP-Retirement Plan Credits made to such Plan Account, as adjusted to reflect Investment Adjustments, less all prior withdrawals and/or distributions.

B. “Administrative Agent” shall mean the administrative agent of the Benefits Committee.

C. “Annual Benefit Salary or Wages” shall have the meaning set forth for such term in the Savings Plan, any amendments thereto or modifications thereof.

D. “Beneficiary” shall mean the person or persons entitled to receive payment of the unpaid portion of a Participant’s Benefits in the event of the Participant’s death, determined in accordance with Section VI.D.

E. “Benefits Committee” shall mean the committee appointed by the Board of Directors to administer this Plan. The Benefits Committee shall serve as Plan Administrator of the Plan.

F. “BEP—Retirement Plan” shall mean the Mead Johnson & Company Benefit Equalization Plan—Retirement Plan, and as amended from time to time.

G. “BEP-RIP Credits” shall mean amounts credited to a Participant’s Plan Account pursuant to the Participant’s distribution election, if any, under the BEP—Retirement Plan.

H. “Board of Directors” shall mean the Board of Directors of the Company.

I. “Claims Appeal Guidelines” shall mean the Claims Appeal Guidelines for the Mead Johnson & Company Retirement Savings Plan and the Mead Johnson & Company Benefit Equalization Plan—Retirement Savings Plan, attached hereto as Exhibit A, and as amended from time to time.

J. “Code” shall mean the Internal Revenue Code of 1986, as amended.

K. “Company” shall mean Mead Johnson & Company and any successor or successors thereof.

L. “Company Stock Fund” shall have the meaning set forth for such term in the Savings Plan, and as amended from time to time.

M. “Compensation Committee” shall mean the Compensation Committee of the Board of Directors.

N. “Deferral Credits” means amounts credited to a Participant’s Plan Account pursuant to Sections IV.B. and IV.C.

O. “Effective Date” shall mean February 9, 2009,

P. “Employee” shall have the meaning set forth for such term in the Savings Plan, and as amended from time to time.

Q. “Employer Credits” shall mean amounts credited to a Participant’s Plan Account pursuant to Section IV.D.

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R. “Employing Company Contributions” shall have the meaning set forth for such term in the Savings Plan, and as amended from time to time.

S. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

T. “Fixed Income Fund” shall have the meaning set forth for such term in the Savings Plan, and as amended from time to time.

U. “Investment Adjustments” shall mean increases or reductions to a Participant’s Account Balance to reflect the performance of the investment funds in which the Participant’s Plan Account is hypothetically deemed invested in accordance with Section IV.F.

V. “Participant” shall mean each participant in this Plan as determined in accordance with Article III.

W. “Participating Employer” means any corporation participating in the Savings Plan.

X. “Plan” shall mean the Mead Johnson & Company Benefit Equalization Plan— Retirement Savings Plan, as set forth herein, as amended from time to time.

Y. “Plan Account” shall mean the unfunded notional bookkeeping account or accounts reflecting (1) amounts credited to this Plan on behalf of a Participant, (2) amounts credited to this Plan on behalf of such Participant from the BEP—Retirement Plan and (3) Investment Adjustments.

Z. “Plan Year” shall mean the calendar year.

AA. “Prior BMS Plan” shall mean the Bristol-Myers Squibb Company Benefit Equalization Plan—Savings and Investment Program, as amended and restated effective January 1, 2008, as in effect on the day immediately preceding the Effective Date, which is attached hereto as Exhibit B.

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BB. “Rule of 70 Treatment” shall occur upon a Participant’s eligibility for Rule of 70 benefits under the terms and conditions of the Mead Johnson & Company Retirement Income Plan, as amended from time to time.

CC. “Savings Plan” shall mean the Mead Johnson & Company Retirement Savings Plan, as amended from time to time.

DD. “Savings Plan Account” shall mean a Participant’s separate account, and each sub-account, under the Savings Plan.

EE. “Separation From Service” shall mean a Participant’s voluntary or involuntary severance of employment with the Company, except by reason of temporary absence, death or transfer to an affiliate or subsidiary of the Company; provided, however, that for purposes of the Plan, a Separation From Service shall not occur until the date that a Participant experiences a “separation from service” from the Company or other Participating Employer, as applicable, within the meaning of Code Section 409A(a)(2)(A)(i) and Treas. Reg. Section 1.409A-1(h).

FF. “Specified Employee” shall mean a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and U.S. Treasury regulation Section 1.409A-1(h), as determined annually under the Company’s administrative procedure for such determinations for purposes of all plans subject to Code Section 409A.

GG. “Transferred Credits” shall mean amounts credited to a Participant’s Plan Account, in accordance with Section IV.A., reflecting the Participant’s account balance, if any, under the Prior BMS Plan as of the close of business on the day immediately preceding the Effective Date, which was assigned to and assumed by the Company under this Plan as of the Effective Date.

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HH. “Unforeseeable Emergency” shall mean a severe financial hardship to a participant resulting from (1) an illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(b)), (ii) loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Benefits Plan Committee. Any determination by the Benefits Committee as to whether a Participant is faced with an Unforeseeable Emergency shall be made in accordance with the requirements of Treasury Regulation Section 1.409A-3(i)(3).

II. “Year of Service” shall have the meaning set forth for such term in the Savings Plan, and as amended from time to time.

II.	Purpose and History of the Plan.

The purpose of this Plan is to provide benefits for certain Employees participating in the Savings Plan whose funded benefits are or will be limited by application of ERISA and the Code. The Plan is intended to be an unfunded “excess benefit plan” as that term is defined in Section 3(36) of ERISA with respect to those Participants whose benefits under the Savings Plan have been limited by Section 415 of the Code, and a “top hat” plan meeting the requirements of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA with respect to those Participants whose benefits under the Savings Plan have been limited by Section 401(a)(17) of the Code.

The obligation to pay liabilities and obligations of the Prior BMS Plan with respect to Employees who were active participants in the Prior BMS Plan as of the day immediately preceding the Effective Date were assigned to and assumed by the Company under this Plan as of the Effective Date, and all amounts credited under the Prior BMS Plan with respect to such Employees continue to be credited under this Plan.

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III.	Eligibility and Participation in the Plan.

A. Eligible Participants. Each Employee who was an active participant in the Prior BMS Plan as of the day immediately preceding the Effective Date shall be a Participant in the Plan as of the Effective Date. Each other Employee who is a participant in the Savings Plan and who is employed by a Participating Employer shall be eligible to participate in this Plan and shall become a Participant in this Plan when (1) the allocation to his Savings Plan Account would exceed the limitations on benefits and contributions imposed by Section 415 of the Code, or (2) amounts of his compensation would be excluded from his Annual Benefit Salary or Wages determined under the Savings Plan by reason of the application of Section 401(a)(17) of the Code.

B. Cessation of Participation. Participation in the Plan shall terminate upon the Participant’s Separation From Service with the Company or other Participating Employer, as applicable, except, however, that an individual who has a vested Account Balance under the Plan after his or her Separation From Service will continue to be treated as a Participant (other than for purposes of receiving Deferral Credits and Employer Credits under Article IV) until his or her entire Account Balance has been distributed or forfeited.

IV.	Calculation of Benefits.

A. Credits to Plan Accounts. The Company shall establish and maintain a Plan Account in the name of each Participant. As of the Effective Date, the Plan Account of each Participant who was an active participant in the Prior BMS Plan on the day immediately

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preceding the Effective Date shall be credited with an amount of Transferred Credits equal to the Participant’s final account balance under the Prior BMS Plan. Thereafter, Deferral Credits and Employer Credits shall be made to the Plan Account of each Participant as provided in this Article IV only for those Plan Years in which (1) he has elected to have a percentage of his Annual Benefit Salary or Wages contributed on his behalf to the Savings Plan and (2) he also has in effect an irrevocable election, made prior to the Plan Year with respect to which such deferral relates, to defer a like percentage of his Annual Benefit Salary or Wages under this Plan (or under the Prior BMS Plan, with respect to deferrals of 2009 Annual Benefit Salary or Wages), to be credited to his Plan Account in the manner described in Sections IV.B. and IV.C. Notwithstanding the forgoing, (1) a Participant’s deferral election under this Plan (or the Prior BMS Plan) for a Plan Year may not be modified or terminated after the start of such Plan Year to reflect changes, if any, that the Participant makes to his contribution elections under the Savings Plan and (2) a Participant’s Plan Account may not be credited with Deferral Credits under both Section IV.B. and Section IV.C. for the same pay period. To the extent that, for any pay period, a Participant meets the requirements for Deferral Credits under both Section IV.B. and IV.C., Deferral Credits for such pay period shall be provided under Section IV.B. only. Deferral Credits and Employer Credits to Participant’s Plan Accounts shall be made on a payroll period basis, (at the same time Savings Plan contributions are allocated to the Participant’s Savings Plan Account), based on the proportionate amount of such Participant’s Annual Benefit Salary or Wages attributable to each such payroll period. The Participant’s Annual Benefit or Salary Wages shall be reduced by the amount of Deferral Credits for any pay period a Participant meets the requirements for Deferral Credits under Section IV.B. and/or IV.C.

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B. Code Section 415 Deferral Credits. The Plan Account of each Participant who (1) meets the requirements of Section IV.A. for a Plan Year and (2) is precluded from making additional pre-tax or after-tax elective deferrals, or from receiving additional employer contributions, to his Savings Plan Account due to the limitations of Section 415 of the Code for such Plan Year, shall be credited with an amount equal to the percentage of his Annual Benefit Salary or Wages that he elected to defer under the Plan (or Prior BMS Plan) for such Plan Year for the period commencing as of the first payroll period that the Participant is precluded from making or receiving any additional contributions to his Savings Plan Account due to the application of Code Section 415, through the last payroll period of the Plan Year.

C. Code Section 401(a)(17) Deferral Credits. The Plan Account of each Participant who (1) meets the requirements of Section IV.A. for a Plan Year and (2) is precluded from making additional pre-tax or after-tax elective deferrals to his Savings Plan Account because such Participant’s Annual Benefit Salary or Wages exceed the limitations of Section 401(a)(17) of the Code, shall be credited with an amount equal to the percentage of his Annual Benefit Salary or Wages that he elected to defer under the Plan (or Prior BMS Plan) for such Plan Year for the period commencing as of the first payroll period that the Participant is precluded from making any additional contributions to his Savings Plan Account due to the application of Code Section 401(a)(17), through the last payroll period of the Plan Year or, if sooner, through the first payroll period for which amounts begin to be credited to the Participant’s Plan Account pursuant to Section IV.B. for such Plan Year.

D. Employer Credits. The Plan Account of each Participant who receives Deferral Credits under Section IV.B. or IV.C. shall also be credited with an amount equal to the amount of Employing Company Contributions, if any, that would have been contributed to the Savings Plan on such Participant’s behalf for such Plan Year (without regard to the limitations imposed under Section 415 or

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401(a)(17) of the Code, which would limit the amount of such Employing Company Contributions that may be contributed to the Savings Plan on the Participant’s behalf for such Plan Year) if an amount equal to the Deferral Credits determined under Section IV.B. and/or Section IV.C., as the case may be, had been contributed to the Savings Plan.

E. Suspension of Deferrals. A Participant may petition the Benefits Committee or its designee to cancel his deferrals under this Plan during any period of time that the Participant establishes to the satisfaction of the Benefits Committee that he is facing an Unforeseeable Emergency. If the petition for suspension is approved, such cancellation shall take effect as of the first payroll period following the date of approval. Notwithstanding the foregoing, a Participant’s deferrals under the Plan shall be automatically cancelled during a Plan Year if the Participant applies for and receives a hardship withdrawal under the Savings Plan in accordance with Treas. Reg. Section 1.401(k)-1(d)(3), but only to the extent that the Participant’s elective deferrals under the Savings Plan are suspended on account of such hardship withdrawal. If deferrals by a Participant have been cancelled during a Plan Year due to an Unforeseeable Emergency or on account of his receiving a hardship withdrawal under the Savings Plan, the Participant will not be eligible to make any further deferrals in respect of that Plan Year. The Participant may be eligible to elect to make deferrals for subsequent Plan Years provided that such elections are made prior to the Plan Year with respect to which such deferral relates.

F. Investment Adjustments to Plan Accounts. While a Participant’s Plan Account does not represent the Participant’s ownership of, or ownership interest in, any particular assets, the amounts credited to the Participant’s Plan Account shall be adjusted as of the close of each business day, or at such other times as may be determined by the Benefits Committee, to reflect the performance of the

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investment funds in which such credited amounts are hypothetically deemed invested in accordance with this Section IV.F. The investment funds in which a Participant’s Plan Account credits are hypothetically deemed invested shall be determined as follows:

1. On any business day the Participant may, pursuant to telephonic notification with the Administrative Agent, (a) elect to have Plan Account credits deemed to be invested, in 1% increments, among such funds established under the Savings Plan, other than the Company Stock Fund, effective as of the first day of the next payroll period (or as soon as practicable thereafter) and (b) elect that the credits to his Plan Account under this Article IV representing any type of investment under the Plan be deemed to be reduced to cash (in 1% increments) and that such deemed cash be invested in such other funds which the Participant shall designate in such election, effective as of the next business day (or as soon as practicable thereafter).

2. Any investment election given by a Participant under this Plan or the Prior BMS Plan shall continue in effect until changed by the Participant. To the extent a Participant makes no election, all such credits shall be deemed to have been invested in the default investment fund established under the Savings Plan.

3. For purposes of this Plan, “telephonic notification” shall include any form of communication acceptable to the Administrative Agent, including, telephone, telegraph, satellite or other wireless communication. A “business day” shall mean any day the New York Stock Exchange is open for business.

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V.	Vesting.

A Participant shall at all times be 100% vested in his Transferred Credits, Deferral Credits and BEP-RIP Credits (and any Investment Adjustments attributable thereto). A Participant shall become vested in Employer Credits (and any Investment Adjustments attributable thereto) at the same time that the corresponding Employing Company Contributions allocated to the Participant’s Savings Plan Account become vested under the Savings Plan (or upon becoming a Participant in this Plan, if the Participant’s Employing Company Contribution are already vested under the Savings Plan at such time).

VI.	Time and Form of Payment of Account Balance.

A. Plan Payments. A Participant’s vested Account Balance shall be payable to the Participant (or his Beneficiary) in the default form of payment set forth in Section VI.A.1. herein, unless a timely election for an alternative form of payment is made in accordance with Section VI.A.2. herein.

1. Default Form of Payment. A Participant who, as of the date his Separation From Service occurs, either (A) is not eligible to retire under the Savings Plan, (B) does not satisfy the eligibility requirements of Rule of 70 Treatment or (C) is eligible to retire under the Savings Plan or satisfies the eligibility requirements for Rule of 70 Treatment but does not make a timely election pursuant to Section VI.A.2. herein shall receive his accrued and vested Account Balance, subject to Section VI.C. herein, in a cash lump sum payment within 60 days following such Participant’s Separation From Service.

2. Alternative Form of Payment. A Participant who, as of the date his Separation From Service occurs, is either eligible to retire under the Savings Plan or satisfies the eligibility requirements for Rule of 70 Treatment shall be permitted to elect to

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receive his vested Account Balance at a deferred date (as set forth below), provided that such election is made under this Plan or the Prior BMS Plan no later than 12 months prior to the date of such Participant’s Separation From Service. A Participant who elects to receive his Account Balance in accordance with this Section VI.A.2. must also elect (a) when payments will commence, and (b) whether the payment will be made in a lump sum or in annual installments of two to 15 years. Any such elections under this Section VI.A.2. must comply with the subsequent deferral election requirements set out in Section VI.A.4. below. A Participant electing the alternative form of payment under this Section VI.A.2. may not make any subsequent elections, except for a subsequent election made in accordance with the requirements set out in Section VI.A.4.

3. Prior Elections. In the case of a Participant who, at the time of his Separation From Service, is eligible to retire under the Savings Plan or satisfied the eligibility requirements for Rule of 70 Treatment and who, prior to January 1, 2007, made a timely election under the Prior BMS Plan regarding the form of payment of his vested Account Balance (i.e., such election was made at least twelve months prior to Separation From Service), such election shall continue to apply to such Participant’s accrued and vested Account Balance under this Plan and may not be changed.

4. Subsequent Deferral Elections. Any election under Section VI.A.2 to change from the default form of payment to an alternate form of payment must satisfy each of the following requirements:

a. Such election must be made no later than 12 months prior to the date such Participant’s Separation From Service occurs;

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b. Such election will not be valid and effective until 12 months after it is received by the Plan Administrator; and

c. Such election must provide for a payment commencement date that is at least five years later than the date the distribution otherwise would have been made under the default payment terms or prior payment election.

B. De Minimis Lump Sum. Notwithstanding any provision of the Plan or payment election of a Participant to the contrary, if the value of the vested Account Balance of a Participant is less than $10,000 as of the date of his Separation From Service, such vested Account Balance shall be paid to or in respect of the Participant in a single lump sum on the first day of the month following such Participant’s Separation From Service.

C. Specified Employees. Notwithstanding any provision of the Plan or payment election of a Participant to the contrary, if a Participant is a Specified Employee at his Separation From Service, payment of the portion of his Account Balance that was credited or vested under this Plan or the Prior BMS Plan on or after January 1, 2005 shall occur no earlier than the date that is six-months after the Participant’s Separation From Service (unless such Participant dies, in which event the vested Account Balance shall be payable in accordance with Section VI.D. hereof). Any portion of the vested Account Balance that would otherwise be paid to a Specified Employee prior to the end of such six-month period shall be paid on the last day of the payroll period that begins coincident with or next following the six-month anniversary of the Participant’s Separation From Service.

D. Payment of Account Balances in the Event of the Participant’s Death. A Participant may designate a Beneficiary to receive payment of all or part of the value of his vested Account Balance in the event of his death, if such Beneficiary shall be living at the

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time of his death; provided, however, that if the Participant has elected to have his benefit under the Savings Plan paid in the form of a “qualified joint and survivor annuity,” then the Participant’s Beneficiary shall be his spouse. A Participant may, subject to the preceding sentence, change or revoke a designation of Beneficiary and such designation, change or revocation shall be on a form to be provided for this purpose and shall be signed by the Participant shall be valid only if delivered to his Participating Employer prior to his death. In the event of the death of the Participant prior to the Participant’s attainment of age 55 with 10 or more Years of Service with the Participating Employer or satisfaction of the eligibility requirements for Rule of 70 Treatment, the value of his vested Account Balance with respect to which a designation of Beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed to the surviving designated Beneficiary in a cash lump sum payment within 90 days after the Participant’s death. In the event of the death of the Participant after the Participant has attained age 55 with 10 or more Years of Service with the Participating Employer or has satisfied the eligibility requirements for Rule of 70 Treatment, the value of his vested Account Balance with respect to which a designation of Beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed to the surviving designated Beneficiary at the same time and in the same form of payment that would have been made to the Participant had he survived. In the event of the Beneficiary’s death after payments have commenced to the Beneficiary, but prior to the complete distribution of the Participant’s vested Account Balance, the remaining value of the Participant’s Account Balance shall be distributed to the Beneficiary’s estate in a cash lump sum payment within 90 days following his death. If the Participant has not designated a Beneficiary, or if no Beneficiary shall be living at the time of the Participant’s death, the value of the Participant’s vested Account Balance shall be distributed in a cash lump sum payment within 90 days following his death to the person or persons in the first of the following classes of successive preference:

1.	The Participant’s surviving spouse.

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2.	Equally among the Participant’s surviving children.

3.	Equally among the Participant’s surviving parent.

4.	Equally among the Participant’s surviving brothers and sisters.

5.	The Participant’s executors or administrators.

Payment to one or more of such persons shall completely discharge the Plan with respect to the amount so paid. Notwithstanding the above, if the Participant has designated a Beneficiary under the Savings Plan, such designation shall be deemed a designation for purposes of this Plan unless a separate beneficiary designation is made under this Plan in accordance with the foregoing.

E. Distribution for Unforeseeable Emergency. If a Participant shall establish to the satisfaction of the Benefits Committee or its designee in accordance with principles and procedures established by the Benefits Committee which are applicable to all persons similarly situated that a withdrawal to be made by him pursuant to this Section VI.E. is to be made by reason of an Unforeseeable Emergency, the Participating Employer shall distribute to the Participant the amount reasonably necessary to meet such Unforeseeable Emergency but not more than the value of his vested Account Balance.

F. Other Permissible Payment Events. All or a portion of the value of the vested Account Benefits may be paid if and to the extent reasonably necessary to permit the Participant to avoid the violation of an applicable Federal, state, local or foreign ethics law or conflicts of interest law within the meaning of final Treas. Reg. Section. 1.409A-3(j)(4)(iii)(B).

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G. No Post-Separation Elections. Notwithstanding anything herein to the contrary, a Participant may not make any election(s) regarding the time and form of the payment of the value of his vested Account Balance subsequent to the occurrence of his Separation From Service.

VII.	Administration of the Plan.

A. Administration. The Benefits Committee shall administer this Plan. As Plan Administrator, the Benefits Committee shall have full discretionary authority to determine all questions arising in connection with the Plan, including its interpretation, application and administration, may adopt procedural rules, and may employ and rely on such legal counsel, such actuaries, such accountants and such agents as it may deem advisable to assist in the administration of the Plan. Any and all decisions of the Benefits Committee as to interpretation or application of this Plan shall be conclusive and binding on all person, shall be given full force and effect, and shall be reviewed by any court or arbitrator on an arbitrary and capricious standard, rather than a de novo standard.

B. Delegation. The Benefits Committee may (1) designate a person or persons and/or appoint an administrative committee to carry out the day-to-day administration of the Plan, and (2) authorize any agent to execute or deliver any instrument or make any payment on the Benefits Committee’s behalf or provide such services as the Benefits Committee may require in carrying out the provisions of the Plan.

C. Limitation of Liability. Neither the Benefits Committee nor any member of the Board of Directors nor any officer, employee or agent of the Company shall incur any liability individually or on behalf of any other individuals or on behalf of the Company for

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any act, or failure to act, in relation to the Plan or the funds of the Plan unless such action or inaction is adjudged to be due to fraud. The Benefits Committee and each member of the Board of Directors shall be entitled, in good faith, to rely or act upon any report or other information furnished to him by any other officer or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel or other professional retained by the Company. None of the Benefits Committee, the Compensation Committee or any member of the Board of Directors shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan.

D. Indemnification. The Benefits Committee, each member of the Board of Directors and their delegates, and the officers, employees and agents of the Company shall be indemnified by the Company against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, unless such action or inaction is adjudged to be due to fraud.

E. Claims Procedure. All claims for benefits under the Plan shall be submitted and reviewed in accordance with the Claims Appeal Guidelines. No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim of benefits under the Plan until the claimant has first exhausted the Plan’s review procedures set forth in the Claims Appeal Guidelines. Any and all decisions of the Company pursuant to the Claims Appeal Guidelines shall be conclusive and binding on all persons, shall be given full force and effect, and shall be reviewed by any court or arbitrator on an arbitrary and capricious standard, rather than a de novo standard.

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F. Expense. Expenses of the Benefits Committee attributable to the administration of the Plan shall be paid directly by the Company.

VIII.	General Provisions.

A. Termination of the Plan. The Board of Directors reserves the right to terminate the Plan at any time, and the Company or any other Participating Employer may terminate this Plan with respect to its Employees who participate in the Savings Plan; provided, however, that no such termination shall be effective retroactively. As of the effective date of termination of the Plan:

1. The rights of a Participant to his Plan Account established under this Plan shall become non-forfeitable.

2. The Account Balance of any Participant (or his Beneficiary) whose Account Balance payments have commenced shall continue to be paid;

3. No further amounts may be credited to the Plan Accounts of Participant whose Account Balance payments have not commenced and such Participant (or his Beneficiary) shall retain the right to an Account Balance hereunder; and

4. Account Balance payments that have not commenced as of the Plan termination date may be accelerated provided that (a) the Company’s termination and liquidation of the Plan does not occur proximate to a downturn in the financial health of the Company, (b) no payment of Account Balances are made earlier than 12 months after all action necessary to irrevocably terminate and liquidate the Plan has been completed other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred, (c) all payment of Account Balances are completed within 24 months thereafter, (d) all other nonqualified account balance plans maintained by the Company are terminated with respect to all

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participants in such plans and such plans would be aggregated under final Treas. Reg. Section 1.409A-1(c), (e) the Company does not adopt a new plan that would be aggregated with any terminated plan under final Treas. Reg. Section 1.409A-1(c) if the Participant participated in both plans, at any time within three years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan, and (f) the conditions of final Treas. Reg. Section 1.409A-3(j)(ix)(C) are satisfied.

B. Plan Not a Contract of Employment. Nothing in this Plan shall be construed as giving any Employee the right to be retained in the employ of any Participating Employer. Each Participating Employer in the Plan expressly reserves the right to dismiss any Employee at any time without regard to the effect which such dismissal might have upon him under the Plan.

C. Amendment. This Plan may be amended at any time by the Compensation Committee or by the Benefits Committee at any time in accordance with the materiality guidelines regarding modifications to employee benefit plans established by the Compensation Committee, except that no such amendment shall deprive any Participant of the amount then credited to his Plan Account and vested at the time of such amendment.

D. Funding. All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company and the other Participating Employers. Benefits payable under this Plan, as well as any administrative costs related to the Plan, shall not be funded and shall be made out of the general assets of the Company and the other Participating Employers or any grantor trust established for this purpose.

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The Company may, in its discretion, establish a grantor trust for the benefit of the Participants of the Plan. The assets placed in such trust shall be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

1. the creation of said trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

2. the Company shall be treated as “grantor” of said trust for purposes of Section 677 of the Code;

3. the agreement of such trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Company to satisfy claims of the Company’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law;

4. the trust shall not be established as an offshore trust; and

5. the trust shall not provide that its assets will become restricted to the payment of the Account Balances in the event of a change in the financial health of the Company.

To the extent that a grantor trust is established by the Company, the Benefits Committee may from time to time reserve unto itself the right to vote any shares of equity securities held in a trust fund or may permit such other committee, or investment manager or managers as it may designate to exercise such responsibility.

No Participant or Beneficiary shall have any right, title or interest whatsoever in or to any investments that the Company may make to aid the Company in meeting its obligation hereunder or assets held by any trust. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or Beneficiary. To the extent that any person acquires a right to receive payments from the Company hereunder, such rights are no greater than the right of an unsecured general creditor of the Company.

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E. Facility of Payment. In the event that the Company shall find that a Participant or Beneficiary is unable to care for his affairs because of illness or accident, or because such individual is a minor or has died, the Company may, unless a claim shall have been made therefore by a duly appointed legal representative, direct that any benefit payment due to him pursuant to this Plan, to the extent not payable from a grantor trust, be paid on his behalf to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

F. Withholding Taxes. The Company shall deduct from any payment made under the Plan the amount of withholding taxes due any federal, state or local authority in respect of such payment and take such other action as may be necessary in the opinion of the Company to satisfy all obligations for payment of such withholding.

G. Compliance with Code Section 409A.

1. It is intended that the terms of the Plan and Participant and Beneficiary rights hereunder meet applicable requirements of Code Section 409A and the final Treasury Regulations promulgated thereunder so that a Participant or Beneficiary is not deemed to be in constructive receipt of compensation until such time as benefits are actually paid. The Plan shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent.

21

2. In each case where the Plan provides for the payment of amounts within a designated period of time after Separation From Service (e.g., within 60 days after Separation From Service) and such period begins and ends in different calendar years, the exact payment date within such range shall be determined by the Plan Administrator, in its sole discretion, and the Participant shall have no right to designate the year in which the payment shall be made.

3. If the Participant (or his Beneficiary) notifies the Benefits Committee (with specificity as to the reason therefore) that the Participant (or his Beneficiary) believes that any provision of this Plan (or of any award of compensation) would cause the Participant (or his Beneficiary) to incur income tax prior to the receipt of payment or any additional tax or interest under Code Section 409A and, upon notice, the Benefits Committee or its designee concurs with such belief, or if the Benefits Committee or its designee (without any obligation whatsoever to do so) independently makes such determination, the Benefits Committee or its designee shall, after consulting with the Participant (or the Beneficiary), reform such provision to the extent possible to attempt to comply with Code Section 409A or to be exempt from Code Section 409A.

4. In no event whatsoever shall the Company be liable for any additional tax interest or penalties that may be imposed on the Participant (or his Beneficiary) as a result of Code Section 409A or any damages for failing to comply with Code Section 409A.

22

H. Construction.

1. This Plan shall be construed, regulated, administered and enforced under the laws of the State of New York, without regard to its conflict of laws provisions, to the extent such laws are not superseded by applicable federal law.

2. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine.

3. The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

4. Headings and subheadings in the Plan are for reference only, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

I. Successors and Assigns. The Plan shall be binding on the Company’s successors and assigns. No right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant (or his Beneficiary) or be subject to alienation, anticipation, sale, pledge, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor be subject to debts, contracts, liabilities or engagements, or torts of any Participant (or his Beneficiary). Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

23

IX.	Effective Date.

This Plan shall be effective as of February 9, 2009, except as otherwise specified herein.

24

EXHIBIT A

CLAIMS APPEALS GUIDELINES

25

EXHIBIT B

BRISTOL-MYERS SQUIB COMPANY

BENEFIT EQUALIZATION PLAN-SAVINGS AND INVESTMENT PROGRAM

(As in effect on February 8, 2009)

26

BRISTOL-MYERS SQUIBB COMPANY

BENEFIT EQUALIZATION PLAN—SAVINGS AND INVESTMENT PROGRAM

(as amended and restated effective as of January 1, 2007)

i

IV.	Calculation of Benefits		6
	A.	Credits to Plan Accounts	6
	B.	Code Section 415 Deferral Credits	8
	C.	Code Section 401(a)(17) Deferral Credits	8
	D.	Employer Credits	8
	E.	Suspension of Deferrals	9
	F.	Investment Adjustments to Plan Accounts	9

V.	Vesting		11

VI.	Time and Form of Payment of Account Balance		11
	A.	Pre-April 1, 1995	11
	B.	April 1, 1995 to December 31, 2004	11
	C.	January 1, 2005 to December 31, 2006	11
	D.	Post-December 31, 2006	11
	E.	De Minimis Lump Sum	13
	F.	Specified Employees	13
	G.	Payment of Account Balances in the Event of the Participant’s Death	13
	H.	Distribution for Unforeseeable Emergency	15
	I.	Other Permissible Payment Events	15
	J.	No Post-Separation Elections	16

VII.	Administration of the Plan
	A.	Administration	16
	B.	Delegation	16
	C.	Limitation of Liability	16
	D.	Indemnification	17
	E.	Claims Procedure	17
	F.	Expense	18

VIII.	General Provisions		18
	A.	Termination of the Plan	18
	B.	Plan Not a Contract of Employment	19
	C.	Amendment	19
	D.	Funding	19
	E.	Facility of Payment	21
	F.	Withholding Taxes	21
	G.	Compliance with Code Section 409A	21
	H.	Construction	23
	I.	Successors and Assigns	23

IX.	Effective Date		24

ii

BRISTOL-MYERS SQUIBB COMPANY

BENEFIT EQUALIZATION PLAN—SAVINGS AND INVESTMENT PROGRAM

(as amended and restated effective as of January 1, 2007)

X.	Definitions.

Unless the context or subject matter otherwise requires, the definitions set forth in this Section I shall govern in this Plan (as herein defined). Notwithstanding anything herein to the contrary, to the extent capitalized terms in this Plan conflict with such terms in the SIP (as herein defined), the terms of the SIP shall control.

A. “Account Balance” shall mean the sum of the Deferral Credits and Employer Credits made to a Participant’s Plan Account in accordance Article IV and/or any BEP-RIP Credits made to such Plan Account, as adjusted to reflect Investment Adjustments, less all prior withdrawals and/or distributions.

B. “Administrative Agent” shall mean the administrative agent of the Savings Plan Committee.

C. “Annual Benefit Salary or Wages” shall have the meaning set forth for such term in the SIP, any amendments thereto or modifications thereof.

D. “Beneficiary” shall mean the person or persons entitled to receive payment of the unpaid portion of a Participant’s Benefits in the event of the Participant’s death, determined in accordance with Section VI.G.

E. “BEP—Retirement Plan” shall mean the Bristol-Myers Squibb Company Benefit Equalization Plan—Retirement Income Plan, and as amended from time to time.

F. “BEP-RIP Credits” shall mean amounts credited to a Participant’s Plan Account pursuant to the Participant’s distribution election, if any, under the BEP—Retirement Plan.

G. “Claims Appeal Guidelines” shall mean the Claims Appeal Guidelines for the Bristol-Myers Squibb Company Savings and Investment Program and the Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Benefit Equalization Plan of the Bristol-Myers Squibb Company and its Subsidiary or Affiliated Corporations Participating in the Bristol-Myers Squibb Company Savings and Investment Program, attached hereto as Exhibit A, and as amended from time to time.

H. “Code” shall mean the Internal Revenue Code of 1986, as amended.

I. “Company” shall mean Bristol-Myers Squibb Company and any successor or successors thereof.

J. “Company Stock Fund” shall have the meaning set forth for such term in the SIP, and as amended from time to time.

K. “Compensation Committee” shall mean the Compensation and Management Development Committee of the Board of Directors of the Company.

L. “Deferral Credits” means amounts credited to a Participant’s Plan Account pursuant to Sections IV.B. and IV.C.

M. “Employee” shall have the meaning set forth for such term in the SIP, and as amended from time to time.

N. “Employer Credits” shall mean amounts credited to a Participant’s Plan Account pursuant to Section IV.D.

O. “Employing Company Contributions” shall have the meaning set forth for such term in the SIP, and as amended from time to time.

P. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Q. “Fixed Income Fund” shall have the meaning set forth for such term in the SIP, and as amended from time to time.

R. “Installment Method” shall have the meaning set forth for such term in Section VI.A.

S. “Investment Adjustments” shall mean increases or reductions to a Participant’s Account Balance to reflect the performance of the investment funds in which the Participant’s Plan Account is hypothetically deemed invested in accordance with Section IV.F.

T. “1991 Plan” shall mean the Bristol-Myers Company and Its Subsidiary or Affiliated Corporations Participating in the Bristol-Myers Company Savings and Investment Program, as in effect on January 1, 1991 and as amended from time to time.

U. “1996 Plan” shall mean the Benefit Equalization Plan of Bristol-Myers Squibb Company and Its Subsidiary or Affiliated Corporations Participating in the Bristol-Myers Squibb Company Savings and Investment Program.

V. “Participant” shall mean each participant in this Plan as determined in accordance with Article III.

W. “Participating Employer” means any corporation participating in the SIP.

X. “Plan” shall mean the Bristol-Myers Squibb Company Benefit Equalization Plan—Savings and Investment Program, as amended and restated herein, and as amended from time to time.

Y. “Plan Account” shall mean the unfunded notional bookkeeping account or accounts reflecting (1) amounts credited to this Plan on behalf of a Participant, (2) amounts credited to this Plan on behalf of such Participant from the BEP—Retirement Plan and (3) Investment Adjustments.

Z. “Plan Year” shall mean the calendar year.

AA. “Rule of 70 Treatment” shall occur upon a Participant’s eligibility for Rule of 70 benefits under the terms and conditions of the Bristol-Myers Squibb Company Retirement Income Plan, as amended from time to time.

BB. “Savings Plan Committee” shall mean the committee appointed by the Compensation Committee of the Board of Directors of the Company to administer this Plan. The Savings Plan Committee shall serve as Plan Administrator of the Plan.

CC. “Separation From Service” shall mean a Participant’s voluntary or involuntary severance of employment with the Company, except by reason of temporary absence, death or transfer to an affiliate or subsidiary of the Company; provided, however, that for purposes of Sections VI.B., VI.C., VI.D. and VI.E., a Separation From Service shall not occur until the date that a Participant experiences a “separation from service” from the Company or other Participating Employer, as applicable, within the meaning of Code Section 409A(a)(2)(A)(i) and (1) IRS Notice 2005-1 and proposed Treas. Reg. Section 1.409A-1(h), with respect to a Separation From Service that occurs after December 31, 2004 but prior to April 17, 2007; or (2) final Treas. Reg. Section 1.409A-1(h), with respect to a Separation From Service that occurs on or after April 17, 2007.

DD. “Specified Employee” shall mean a “specified employee” as determined by the Compensation Committee or its designee in accordance with Code Section 409A(a)(2)(B)(i).

EE. “SIP” shall mean the Bristol-Myers Squibb Company Savings and Investment Program, and as amended from time to time.

FF. “SIP Account” shall mean a Participant’s separate account, and each sub-account, under the SIP, and as amended from time to time.

GG. “Unforeseeable Emergency” shall mean a severe financial hardship to a participant resulting from (1) an illness or accident of the Participant or the Participant’s spouse, Beneficiary or dependent (as defined in Section 152 of the Code, without regard to section 152(b)(1), (b)(2) and (d)(1)(b)), (ii) loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Savings Plan Committee. Any determination by the Savings Plan Committee as to whether a Participant is faced with an Unforeseeable Emergency shall be made in accordance with the requirements of Treasury Regulation Section 1.409A-3(i)(3).

HH. “Year of Service” shall have the meaning set forth for such term in the SIP, and as amended from time to time.

XI.	Purpose and History of the Plan.

The purpose of this Plan is to provide benefits for certain Employees participating in the SIP whose funded benefits are or will be limited by application of ERISA and the Code. The Plan is intended to be an unfunded “excess benefit plan” as that term is defined in Section 3(36) of ERISA with respect to those participants whose benefits under the SIP have been limited by Section 415 of the Code, and a “top hat” plan meeting the requirements of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA with respect to those participants whose benefits under the SIP have been limited by Section 401(a)(17) of the Code. This Plan is a continuation and successor plan to the 1991 Plan. Effective as of January 1, 1996, the Savings and Investment Committee established the 1996 Plan as a continuation and successor plan to the 1991 Plan. All amounts accrued under the 1991 Plan continue to be accrued under this Plan.

By adoption of this amended and restated document, the Company hereby amends and restates the 1996 Plan in its entirety, effective as of January 1, 2007, except as otherwise specified herein.

XII.	Eligibility and Participation in the Plan.

A. Eligible Participants. Each Employee who was a Participant in the Plan as of December 31, 2006 shall continue to be a Participant in the Plan as of January 1, 2007. Each other Employee who is a participant in the SIP and who is employed by a Participating Employer shall be eligible to participate in this Plan and shall become a Participant in this Plan when (1) the allocation to his SIP Account would exceed the limitations on benefits and contributions imposed by Section 415 of the Code calculated from and after September 2, 1974, or (2) amounts of his compensation would be excluded from his Annual Benefit Salary or Wages determined under the SIP by reason of the application of Section 401(a)(17) of the Code.

B. Cessation of Participation. Participation in the Plan shall terminate upon the Participant’s Separation From Service with the Company or other Participating Employer, as applicable, except, however, that an individual who has a vested Account Balance under the Plan after his or her Separation From Service will continue to be treated as a Participant (other than for purposes of receiving Deferral Credits and Employer Credits under Article IV) until his or her entire Account Balance has been distributed or forfeited.

XIII.	Calculation of Benefits.

A. Credits to Plan Accounts. The Company shall establish and maintain a Plan Account in the name of each Participant. Deferral Credits and Employer Credits shall be made to the Plan Account of each Participant as provided in this Article IV only for those Plan Years in which (1) he has elected to have a percentage of his Annual Benefit Salary or Wages contributed on his behalf to the SIP and

(2) he also has in effect an irrevocable election, made prior to the Plan Year with respect to which such deferral relates, to defer a like percentage of his Annual Benefit Salary or Wages under this Plan, to be credited to his Plan Account in the manner described in Sections IV.B. and IV.C. Notwithstanding the forgoing, (1) a Participant’s deferral election under this Plan for a Plan Year may not be modified or terminated after the start of such Plan Year to reflect changes, if any, that the Participant makes to his contribution elections under the SIP and (2) a Participant’s Plan Account may not be credited with Deferral Credits under both Section IV.B. and Section IV.C. for the same pay period. To the extent that, for any pay period, a Participant meets the requirements for Deferral Credits under both Section IV.B. and IV.C., Deferral Credits for such pay period shall be provided under Section IV.B. only. Deferral Credits and Employer Credits to Participant’s Plan Accounts shall be made on a payroll period basis, (at the same time SIP contributions are allocated to the Participant’s SIP Account), based on the proportionate amount of such Participant’s Annual Benefit Salary or Wages attributable to each such payroll period. The Participant’s Annual Benefit or Salary Wages shall be reduced by the amount of Deferral Credits for any pay period a Participant meets the requirements for Deferral Credits under Section IV.B. and/or IV.C.

B. Code Section 415 Deferral Credits. The Plan Account of each Participant who (1) meets the requirements of Section IV.A. for a Plan Year and (2) is precluded from making additional pre-tax or after-tax elective deferrals, or from receiving additional employer contributions, to his SIP Account due to the limitations of Section 415 of the Code for such Plan Year, shall be credited with an amount equal to the percentage of his Annual Benefit Salary or Wages that he elected to defer under the Plan for such Plan Year for the period commencing as of the first payroll period that the Participant is precluded from making any additional contributions to his SIP Account due to the application of Code Section 415, through the last payroll period of the Plan Year.

C. Code Section 401(a)(17) Deferral Credits. The Plan Account of each Participant who (1) meets the requirements of Section IV.A. for a Plan Year and (2) is precluded from making additional pre-tax or after-tax elective deferrals to his SIP Account because such Participant’s Annual Benefit Salary or Wages exceed the limitations of Section 401(a)(17) of the Code, shall be credited with an amount equal to the percentage of his Annual Benefit Salary or Wages that he elected to defer under the Plan for such Plan Year for the period commencing as of the first payroll period that the Participant is precluded from making any additional contributions to his SIP Account due to the application of Code Section 401(a)(17), through the last payroll period of the Plan Year or, if sooner, through the first payroll period for which amounts begin to be credited to the Participant’s Plan Account pursuant to Section IV.B. for such Plan Year.

D. Employer Credits. The Plan Account of each Participant who receives Deferral Credits under Section IV.B. or IV.C. shall also be credited with an amount equal to the amount of Employing Company Contributions, if any, that would have been contributed to the SIP on such Participant’s behalf for such Plan Year (without regard to the limitations imposed under Section 415 or 401(a)(17) of the Code, which would limit the amount of such Employing Company Contributions that may be contributed to the SIP on the Participant’s behalf for such Plan Year) if an amount equal to the Deferral Credits determined under Section IV.B. and/or Section IV.C., as the case may be, had been contributed to the SIP.

E. Suspension of Deferrals. A Participant may petition the Savings Plan Committee or its designee to cancel his deferrals under this Plan during any period of time that the Participant establishes to the satisfaction of the Savings Plan Committee that he is facing an Unforeseeable Emergency. If the petition for suspension is approved, such cancellation shall take effect as of the first payroll period following the date of approval. Notwithstanding the foregoing, a Participant’s deferrals under the Plan shall be automatically cancelled during a Plan Year if the Participant applies for and receives a hardship withdrawal under the SIP in accordance with Treas. Reg. Section 1.401(k)-1(d)(3), but only to the extent that the Participant’s elective deferrals under the SIP are suspended on account of such hardship withdrawal. If deferrals by a Participant have been cancelled during a Plan Year due to an Unforeseeable Emergency or on account of his receiving a hardship withdrawal under the SIP, the Participant will not be eligible to make any further deferrals in respect of that Plan Year. The Participant may be eligible to elect to make deferrals for subsequent Plan Years provided that such elections are made prior to the Plan Year with respect to which such deferral relates.

F. Investment Adjustments to Plan Accounts. While a Participant’s Plan Account does not represent the Participant’s ownership of, or ownership interest in, any particular assets, the amounts credited to the Participant’s Plan Account shall be adjusted as of the close of each business day, or at such other times as may be determined by the Savings Plan Committee, to reflect the performance of the investment funds in which such credited amounts are hypothetically deemed invested in accordance with this Section IV.F. The investment funds in which a Participant’s Plan Account credits are hypothetically deemed invested shall be determined as follows:

1. Prior to October 1, 1994, each Participant was given the opportunity to elect to have credits to his Plan Account made on or after October 1, 1994 deemed to be invested in any one or a combination of the investment funds being offered under the SIP on and after October 1, 1994, (other than the Company Stock Fund) in 1% increments. In the event a Participant failed to make such an election, all such credits were deemed to be invested in the investment funds as determined by the Savings Plan Committee to be most closely resembling the investment funds the Participant had elected with respect to the credits to his Plan Account made prior to October 1, 1994; provided, however, that where a Participant’s existing investment directions had allocated one-third (33  1/3%) of his Plan Account to each of the three investment funds in existence on September 30, 1994 (other than the Company Stock Fund), the equivalent allocation was deemed to be 33%, 33% and 34%, with 34% allocated to the least volatile investment fund (as determined by the Savings Plan Committee) which most closely resembles the least volatile investment fund which the Participant had elected prior to October 1, 1994.

2. Effective as of the close of business on September 30, 1994 (or as soon as practicable thereafter), each Participant’s Plan Account was adjusted as if the credits to his Plan Account representing a type of investment under the Plan was reduced to cash (other than any credits representing a deemed investment in the Fixed Income Fund) and reinvested in such investment fund or funds being offered on and after October 1, 1994 under the SIP (other than the Company Stock Fund) as determined by the Savings Plan Committee to most closely resemble the respective investment fund in which such credits were deemed invested prior to October 1, 1994.

3. On and after October 1, 1994, on any business day the Participant may, pursuant to telephonic notification with the Administrative Agent, (a) elect to have Plan Account credits deemed to be invested, in 1% increments, among such funds established under the SIP, other than the Company Stock Fund, effective as of the first day of the next payroll period (or as soon as practicable thereafter) and (b) elect that the credits to his Plan Account under this Article IV representing any type of investment under the Plan be deemed to be reduced to cash (in 1% increments) and that such deemed cash be invested in such other funds which the Participant shall designate in such election, effective as of the next business day (or as soon as practicable thereafter). Notwithstanding the foregoing, no election under clause (b) above with respect to credits accrued prior to October 1, 1994 was accepted during the period beginning on September 27, 1994 and ending on or about November 30, 1994 (or as soon as practicable thereafter).

4. Any investment election given by a Participant shall continue in effect until changed by the Participant. To the extent a Participant makes no election, all such credits shall be deemed to have been invested in the default investment fund established under the SIP.

5. For purposes of this Plan, “telephonic notification” shall include any form of communication acceptable to the Administrative Agent, including, telephone, telegraph, satellite or other wireless communication. A “business day” shall mean any day the New York Stock Exchange is open for business.

XIV.	Vesting.

A Participant shall at all times be 100% vested in his Deferral Credits and BEP-RIP Credits (and any Investment Adjustments attributable thereto). A Participant shall become vested in Employer Credits (and any Investment Adjustments attributable thereto) at the same time that the corresponding Employing Company Contributions allocated to the Participant’s SIP Account become vested under the SIP (or upon becoming a Participant in this Plan, if the Participant’s Employing Company Contribution are already vested under the SIP at such time).

XV.	Time and Form of Payment of Account Balance.

A. Pre-April 1, 1995. In the case of a Participant whose Separation From Service occurs prior to April 1, 1995, the vested Account Balance shall be payable to the Participant (or his Beneficiary) at the same time and in the same form as the Participant’s benefit under the SIP is payable; provided, however, that such form of distribution is either a lump sum payment or annual installments over a period of two to 15 years consisting of an amount equal to his vested Account Balance divided by the number of installments then remaining (including the installment in question) each year payable commencing as of the month designated for commencement of such payment and as of the same month in each year thereafter until payment of all such installments are made (the “Installment Method”). If such form of distribution under the SIP is not one of these two forms, the distribution to such Participant (or his Beneficiary) shall be a lump sum payment form of distribution unless he irrevocably elects, in writing, to receive such distribution at a later date or under the Installment Method, which election must be made prior to his Separation From Service, and in the Plan Year prior to, but not less than 90 days prior to, the date such lump sum is to be paid or such installments shall commence.

B. April 1, 1995 to December 31, 2004. In the case of a Participant whose Separation From Service occurs on or after April 1, 1995 and prior to January 1, 2005, the vested Account Balance shall be payable to the Participant (or his Beneficiary) as follows:

1. A Participant who, as of the date of Separation From Service, has not attained age 55 with 10 or more Years of Service with the Participating Employer or has not satisfied the eligibility requirements for Rule of 70 Treatment, shall be paid in the form of a cash lump sum payment payable as soon as practicable following such Separation From Service.

2. A Participant who, as of the date of Separation From Service, has attained age 55 with 10 or more Years of Service or satisfies the eligibility requirements for Rule of 70 Treatment shall be paid in the form of a cash lump sum payment as soon as practicable following such Separation From Service unless, in any Plan Year prior to the Participant’s Separation From Service, but not less than 90 days prior to such Separation From Service, such Participant irrevocably elected, in writing, to receive such distribution (i) at a later date in a cash lump sum, (ii) in the Installment Method or (iii) effective December 14, 2000, in annual installments based on the Participant’s life expectancy or joint life expectancy of his Beneficiary commencing April 1 of the year following the later of (A) the year in which the Participant reaches age 70- 1/2 or (B) the year in which the Participant has a Separation From Service.

3. Effective December 14, 2000, a Participant at the E-09 grade level or above who attains age 55 with 10 or more Years of Service or satisfies the eligibility requirements for Rule of 70 Treatment may elect prior to their Separation From Service, but not less than 90 days prior to such Separation From Service, (A) to receive annual installments beginning no later than April 1 of the year following the later of (1) the year such Participant reaches age 70- 1/2 or (2) the year in which the Participant has a Separation From Service, and (B) an amount for the first year installment which must be no less than five percent of such Participant’s vested Account Balance as of the payment commencement date. Each installment thereafter would be adjusted for the cost of living increase under the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) that is used to adjust benefits paid to Social Security beneficiaries and such installments shall continue until the earlier of the (A) the vested Account Balance having no more value or (B) the Participant’s death, upon which time the remaining Account Balance would be paid in a lump sum to the designated beneficiary.

C. January 1, 2005 to December 31, 2006. In the case of a Participant whose Separation From Service occurs on or after January 1, 2005 and prior to January 1, 2007, the vested Account Balance shall be payable to the Participant (or his Beneficiary) in the default form of payment set forth in Section VI.C.1. herein, unless a timely election for an alternative form of payment is made in accordance with Section VI.C.2. herein.

1. Default Form of Payment. A Participant who, as of the date of his Separation From Service, is either (A) not eligible to retire under the SIP, (B) does not satisfy the eligibility requirements for Rule of 70 Treatment or (C) is eligible to retire under the SIP or satisfies the eligibility requirements for Rule of 70 Treatment but does not make a timely election pursuant to Section VI.C.2. herein shall receive his vested Account Balance, subject to Section VI.F. herein, in a cash lump sum payment within 60 days following the Participant’s Separation From Service.

2. Alternative Forms of Payment. A Participant who, as of the date of his Separation From Service, is either eligible to retire under the SIP or satisfies the eligibility requirements for Rule of 70 Treatment shall be permitted to elect payment under one or more of the following forms of payment, provided that such election is made no later than 12 months prior to the date of such Participant’s Separation From Service:

a. With respect to the portion of such Participant’s Account Balance credited and vested prior to January 1, 2005: (1) in a cash lump sum payment at a deferred date; (2) in annual installments of two to 15 years; or (3) in annual installments based on the Participant’s life expectancy or joint life expectancy of his Beneficiary commencing April 1 of the year following the later of (A) the year in which the Participant reaches age 70- 1/2 or (B) the year in which the Participant has a Separation From Service.

b. With respect to the portion of such Participant’s Account Balance credited or vested on or after January 1, 2005: (1) in a cash lump sum payment at a deferred date; or (2) in annual installments of two to 15 years. A Participant who makes an alternative payment election pursuant to this Section VI.C.2.b. must also elect when payments will commence, provided that payments cannot commence earlier than five years following such Participant’s Separation From Service; provided, however, that if the Participant has not attained age 66 as of the date of his Separation From Service, the commencement date cannot be later than the year following the year in which such Participant attains age 70- 1/2; provided further that if the Participant has attained age 66 as of the date of his Separation From Service, the commencement date shall be the first day of the first month following the five–year anniversary of such Participant’s Separation From Service.

D. Post-December 31, 2006. In the case of a Participant whose Separation From Service occurs on or after January 1, 2007, the vested Account Balance shall be payable to the Participant (or his Beneficiary) in the default form of payment set forth in Section VI.D.1. herein, unless a timely election for an alternative form of payment is made in accordance with Section VI.D.2. herein.

1. Default Form of Payment. A Participant who, as of the date his Separation From Service occurs, either (A) is not eligible to retire under the SIP, (B) does not satisfy the eligibility requirements of Rule of 70 Treatment or (C) is eligible to retire under the SIP or satisfies the eligibility requirements for Rule of 70 Treatment but does not make a timely election pursuant to Section VI.D.2. herein shall receive his accrued and vested Account Balance, subject to Section VI.F. herein, in a cash lump sum payment within 60 days following such Participant’s Separation From Service.

2. Alternative Form of Payment. A Participant who, as of the date his Separation From Service occurs, is either eligible to retire under the SIP or satisfies the eligibility requirements for Rule of 70 Treatment shall be permitted to elect to receive his vested Account Balance at a deferred date (as set forth below), provided that such election is made no later than 12 months prior to the date of such Participant’s Separation From Service. A Participant who elects to receive his Account Balance in accordance with this Section VI.D.2. must also elect (a) when payments will commence, and (b) whether the payment will be made in a lump sum or in annual installments of two to 15 years. Any such elections under this Section VI.D.2. must comply with the subsequent deferral election requirements set out in Section VI.D.4. below. A Participant electing the alternative form of payment under this Section VI.D.2. may not make any subsequent elections, except for a subsequent election made in accordance with the requirements set out in Section VI.D.4.

3. Prior Elections. In the case of a Participant whose Separation From Service occurs on or after January 1, 2007 and who at the time of such Separation From Service is eligible to retire under the SIP or satisfied the eligibility requirements for Rule of 70 Treatment and who, prior to January 1, 2007, made a timely election regarding the form of payment of his vested Account Balance (i.e., such election was made at least twelve months prior to Separation From Service), such election shall continue to apply to such Participant’s accrued and vested Account Balance and may not be changed

4. Subsequent Deferral Elections. Any election under Sections VI.C.2.b or VI.D.2 to change from the default form of payment to an alternate form of payment must satisfy each of the following requirements:

a. Such election must be made no later than 12 months prior to the date such Participant’s Separation From Service occurs;

b. Such election will not be valid and effective until 12 months after it is received by the Plan Administrator; and

c. Such election must provide for a payment commencement date that is at least five years later than the date the distribution otherwise would have been made under the default payment terms or prior payment election.

E. De Minimis Lump Sum. Notwithstanding any provision of the Plan or payment election of a Participant to the contrary:

1. If the value of the vested Account Balance of a Participant whose Separation From Service occurs on or after April 1, 1995 and prior to January 1, 2006 is $15,000 or less, such vested Account Balance shall be paid to or in respect of the Participant in a single lump sum on the first day of the month following such Participant’s Separation From Service.

2. If the value of the vested Account Balance of a Participant whose Separation From Service occurs on or after January 1, 2006 is less than $10,000, such vested Account Balance shall be paid to or in respect of the Participant in a single lump sum on the first day of the month following such Participant’s Separation From Service.

F. Specified Employees. Notwithstanding any provision of the Plan or payment election of a Participant to the contrary, if a Participant is a Specified Employee at his Separation From Service, payment of the portion of his Account Balance that was credited or vested on or after January 1, 2005 shall occur no earlier than the date that is six-months after the Participant’s Separation From Service (unless such Participant dies, in which event the vested Account Balance shall be payable in accordance with Section VI.G. hereof). Any portion of the vested Account Balance that would otherwise be paid to a Specified Employee prior to the end of such six-month period shall be paid on the last day of the payroll period that begins coincident with or next following the six-month anniversary of the Participant’s Separation From Service.

G. Payment of Account Balances in the Event of the Participant’s Death. A Participant may designate a Beneficiary to receive payment of all or part of the value of his vested Account Balance in the event of his death, if such Beneficiary shall be living at the time of his death; provided, however, that if the Participant has elected to have his benefit under the SIP paid in the form of a “qualified joint and survivor annuity,” then the Participant’s Beneficiary shall be his spouse. A Participant may, subject to the preceding sentence, change or revoke a designation of Beneficiary and such designation, change or revocation shall be on a form to be provided for this purpose and shall be signed by the Participant shall be valid only if delivered to his Participating Employer prior to his death. In the event of the death of the Participant prior to the Participant’s attainment of age 55 with 10 or more Years of Service with the Participating Employer or satisfaction of the eligibility requirements for Rule of 70 Treatment, the value of his vested Account Balance with respect to which a designation of Beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed to the surviving designated Beneficiary in a cash lump sum payment within 90 days after the Participant’s death. In the event of the death of the Participant after the Participant has attained age 55 with 10 or more Years of Service with the Participating Employer or has satisfied the eligibility requirements for Rule of 70 Treatment, the value of his vested Account Balance with respect to which a designation of Beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed to the surviving designated Beneficiary at the same time and in the same form of payment that would have been made to the Participant had he survived. In the event of the Beneficiary’s death after payments have commenced to the Beneficiary, but prior to the complete distribution of the Participant’s vested Account Balance, the remaining value of the Participant’s Account Balance shall be distributed to the Beneficiary’s estate in a cash lump sum payment within 90 days following his death. If the Participant has not designated a Beneficiary, or if no Beneficiary shall be living at the time of the Participant’s death, the value of the Participant’s vested Account Balance shall be distributed in a cash lump sum payment within 90 days following his death to the person or persons in the first of the following classes of successive preference:

1.	The Participant’s surviving spouse.

2.	Equally among the Participant’s surviving children.

3.	Equally among the Participant’s surviving parent.

4.	Equally among the Participant’s surviving brothers and sisters.

5.	The Participant’s executors or administrators.

Payment to one or more of such persons shall completely discharge the Plan with respect to the amount so paid. Notwithstanding the above, if the Participant has designated a Beneficiary under the SIP, such designation shall be deemed a designation for purposes of this Plan unless a separate beneficiary designation is made under this Plan in accordance with the foregoing.

H. Distribution for Unforeseeable Emergency. Effective January 1, 2005, if a Participant shall establish to the satisfaction of the Savings Plan Committee or its designee in accordance with principles and procedures established by the Savings Plan Committee which are applicable to all persons similarly situated that a withdrawal to be made by him pursuant to this Section VI.H. is to be made by reason of an Unforeseeable Emergency, the Participating Employer shall distribute to the Participant the amount reasonably necessary to meet such Unforeseeable Emergency but not more than the value of his vested Account Balance.

I. Other Permissible Payment Events. All or a portion of the value of the vested Account Benefits may be paid if and to the extent reasonably necessary to permit the Participant to avoid the violation of an applicable Federal, state, local or foreign ethics law or conflicts of interest law within the meaning of final Treas. Reg. Section. 1.409A-3(j)(4)(iii)(B).

J. No Post-Separation Elections. Notwithstanding anything herein to the contrary, a Participant may not make any election(s) regarding the time and form of the payment of the value of his vested Account Balance subsequent to the occurrence of his Separation From Service.

XVI.	Administration of the Plan.

A. Administration. The Savings Plan Committee shall administer this Plan. As Plan Administrator, the Savings Plan Committee shall have full discretionary authority to determine all questions arising in connection with the Plan, including its interpretation, application and administration, may adopt procedural rules, and may employ and rely on such legal counsel, such actuaries, such accountants and such agents as it may deem advisable to assist in the administration of the Plan. Any and all decisions of the Savings Plan Committee as to interpretation or application of this Plan shall be conclusive and binding on all person, shall be given full force and effect, and shall be reviewed by any court or arbitrator on an arbitrary and capricious standard, rather than a de novo standard.

B. Delegation. The Savings Plan Committee may (1) designate a person or persons and/or appoint an administrative committee to carry out the day-to-day administration of the Plan, and (2) authorize any agent to execute or deliver any instrument or make any payment on the Savings Plan Committee’s behalf or provide such services as the Savings Plan Committee may require in carrying out the provisions of the Plan.

C. Limitation of Liability. Neither the Savings Plan Committee nor any member of the Board of Directors nor any officer, employee or agent of the Company shall incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act, or failure to act, in relation to the Plan or the funds of the Plan unless such action or inaction is adjudged to be due to fraud. The Savings Plan Committee and each member of the Board of Directors shall be entitled, in good faith, to rely or act upon any report or other information furnished to him by any other officer or other employee of the Company, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel or other professional retained by the Company. None of the Savings Plan Committee, the Compensation Committee or any member of the Board of Directors shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan.

D. Indemnification. The Savings Plan Committee, each member of the Board of Directors and their delegates, and the officers, employees and agents of the Company shall be indemnified by the Company against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, unless such action or inaction is adjudged to be due to fraud.

E. Claims Procedure. All claims for benefits under the Plan shall be submitted and reviewed in accordance with the Claims Appeal Guidelines. No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim of benefits under the Plan until the claimant has first exhausted the Plan’s review procedures set forth in the Claims Appeal Guidelines. Any and all decisions of the Company pursuant to the Claims Appeal Guidelines shall be conclusive and binding on all persons, shall be given full force and effect, and shall be reviewed by any court or arbitrator on an arbitrary and capricious standard, rather than a de novo standard.

F. Expense. Expenses of the Savings Plan Committee attributable to the administration of the Plan shall be paid directly by the Company.

XVII.	General Provisions.

A. Termination of the Plan. The Board of Directors of the Company reserves the right to terminate the Plan at any time, and the Company or any other Participating Employer may terminate this Plan with respect to its Employees who participate in the SIP; provided, however, that no such termination shall be effective retroactively. As of the effective date of termination of the Plan:

1. The rights of a Participant to his Plan Account established under this Plan shall become non-forfeitable.

2. The Account Balance of any Participant (or his Beneficiary) whose Account Balance payments have commenced shall continue to be paid;

3. No further amounts may be credited to the Plan Accounts of Participant whose Account Balance payments have not commenced and such Participant (or his Beneficiary) shall retain the right to an Account Balance hereunder; and

4. Account Balance payments that have not commenced as of the Plan termination date may be accelerated provided that (a) the Company’s termination and liquidation of the Plan does not occur proximate to a downturn in the financial health of the Company, (b) no payment of Account Balances are made earlier than 12 months after all action necessary to irrevocably terminate and liquidate the Plan has been completed other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred, (c) all payment of Account Balances are completed within 24 months thereafter, (d) all other nonqualified account balance plans maintained by the Company are terminated with respect to all participants in such plans and such plans would be aggregated under final Treas. Reg. Section 1.409A-1(c), (e) the Company does not adopt a new plan that would be aggregated with any terminated plan under final Treas. Reg. Section 1.409A-1(c) if the Participant participated in both plans, at any time within three years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan, and (f) the conditions of final Treas. Reg. Section 1.409A-3(j)(ix)(C) are satisfied.

B. Plan Not a Contract of Employment. Nothing in this Plan shall be construed as giving any Employee the right to be retained in the employ of any Participating Employer. Each Participating Employer in the Plan expressly reserves the right to dismiss any Employee at any time without regard to the effect which such dismissal might have upon him under the Plan.

C. Amendment. This Plan may be amended at any time by the Compensation Committee of the Board of Directors of the Company, or by the Savings Plan Committee at any time in accordance with the materiality guidelines regarding modifications to employee benefit plans established by the Compensation Committee, except that no such amendment shall deprive any Participant of the amount then credited to his Plan Account and vested at the time of such amendment.

D. Funding. All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company and the other Participating Employers. Benefits payable under this Plan, as well as any administrative costs related to the Plan, shall not be funded and shall be made out of the general assets of the Company and the other Participating Employers or any grantor trust established for this purpose.

The Company may, in its discretion, establish a grantor trust for the benefit of the Participants of the Plan. The assets placed in such trust shall be held separate and apart from other Company funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

1. the creation of said trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

2. the Company shall be treated as “grantor” of said trust for purposes of Section 677 of the Code;

3. the agreement of such trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Company to satisfy claims of the Company’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law;

4. the trust shall not be established as an offshore trust; and

5. the trust shall not provide that its assets will become restricted to the payment of the Account Balances in the event of a change in the financial health of the Company.

To the extent that a grantor trust is established by the Company, the Savings Plan Committee may from time to time reserve unto itself the right to vote any shares of equity securities held in a trust fund or may permit such other committee, or investment manager or managers as it may designate to exercise such responsibility.

No Participant or Beneficiary shall have any right, title or interest whatsoever in or to any investments that the Company may make to aid the Company in meeting its obligation hereunder or assets held by any trust. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or Beneficiary. To the extent that any person acquires a right to receive payments from the Company hereunder, such rights are no greater than the right of an unsecured general creditor of the Company.

E. Facility of Payment. In the event that the Company shall find that a Participant or Beneficiary is unable to care for his affairs because of illness or accident, or because such individual is a minor or has died, the Company may, unless a claim shall have been made therefore by a duly appointed legal representative, direct that any benefit payment due to him pursuant to this Plan, to the extent not payable from a grantor trust, be paid on his behalf to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan therefor.

F. Withholding Taxes. The Company shall deduct from any payment made under the Plan the amount of withholding taxes due any federal, state or local authority in respect of such payment and take such other action as may be necessary in the opinion of the Company to satisfy all obligations for payment of such withholding.

G. Compliance with Code Section 409A.

1. It is intended that the terms of the Plan and Participant and Beneficiary rights hereunder meet applicable requirements of Code Section 409A and the final Treasury Regulations promulgated thereunder so that a Participant or Beneficiary is not deemed to be in constructive receipt of compensation until such time as benefits are actually paid. The Plan shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent.

2. In each case where the Plan provides for the payment of amounts that were accrued or vested after December 31, 2004 within a designated period of time after Separation From Service (e.g., within 60 days after Separation From Service) and such period begins and ends in different calendar years, the exact payment date within such range shall be determined by the Plan Administrator, in its sole discretion, and the Participant shall have no right to designate the year in which the payment shall be made.

3. If the Participant (or his Beneficiary) notifies the Savings Plan Committee (with specificity as to the reason therefore) that the Participant (or his Beneficiary) believes that any provision of this Plan (or of any award of compensation) would cause the Participant (or his Beneficiary) to incur income tax prior to the receipt of payment or any additional tax or interest under Code Section 409A and, upon notice, the Savings Plan Committee or its designee concurs with such belief, or if the Savings Plan Committee or its designee (without any obligation whatsoever to do so) independently makes such determination, the Savings Plan Committee or its designee shall, after consulting with the Participant (or the Beneficiary), reform such provision to the extent possible to attempt to comply with Code Section 409A or to be exempt from Code Section 409A.

4. In no event whatsoever shall the Company be liable for any additional tax interest or penalties that may be imposed on the Participant (or his Beneficiary) as a result of Code Section 409A or any damages for failing to comply with Code Section 409A.

H. Construction.

1. This Plan shall be construed, regulated, administered and enforced under the laws of the State of New York, without regard to its conflict of laws provisions, to the extent such laws are not superseded by applicable federal law.

2. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine.

3. The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

4. Headings and subheadings in the Plan are for reference only, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

I. Successors and Assigns. The Plan shall be binding on the Company’s successors and assigns. No right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant (or his Beneficiary) or be subject to alienation, anticipation, sale, pledge, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor be subject to debts, contracts, liabilities or engagements, or torts of any Participant (or his Beneficiary). Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

XVIII.	Effective Date.

This amended and restated Plan shall be effective as of January 1, 2007, except as otherwise specified herein.

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